Exhibit 10.1

ENERSYS
AMENDED AND RESTATED 2000 MANAGEMENT EQUITY PLAN

1.               Purpose.

The EnerSys Amended and Restated 2000 Management Equity Plan (the “Plan”) is intended to provide an incentive to certain officers and key employees of EnerSys, a Delaware corporation (the “Company”), and its Subsidiaries to remain in the employ of the Company and its Subsidiaries and to increase their interest in the success of the Company.  The Plan provides an opportunity for participants to obtain a proprietary interest in the Company through the grant of Options.  The Plan also provides for participants to acquire Restricted Shares.

2.               Definitions.

For purposes of the Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means an agreement between the Company and an Eligible Person providing for (a) the grant or sale to such Eligible Person of Restricted Shares or (b) the grant to such Eligible Person of Options.

“Award” means an Option or a Restricted Share.

“Beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the 1934 Act.

“Beneficiary” or “Beneficiaries” means the person(s) designated by a Participant or his Permitted Transferee in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant or his Permitted Transferee.  If no Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution or right becomes payable or distributable pursuant to the Plan, such payment, distribution or right shall be made to the estate of the Participant or a Permitted Transferee thereof.  The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Compensation Committee in accordance with such rules as may be specified by the Compensation Committee.

“Board of Directors” means the Board of Directors of the Company.

“Cashless Exercise” means an exercise of Vested Options outstanding under the Plan through (a) the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the Option Shares underlying such Vested Options being so exercised (and any required withholding tax) and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price or (b) any other surrender to the Company of Option Shares or Vested Options outstanding under the Plan to satisfy the applicable aggregate exercise price (and any withholding tax) required to be paid upon such exercise.

“Cause” means, with respect to any Participant, (a) “cause” as defined in an employment agreement applicable to the Participant (so long as any act or omission constituting “cause” for such purpose was willful), or (b) in the case of a Participant who does not have an employment agreement that defines “cause”: (i) any act or omission that constitutes a material breach by the Participant of any of his obligations under his employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Agreement or any other agreement with the Company or any of its Subsidiaries; (ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of him as an employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Company’s Chief Executive Officer; (iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates, or the Participant’s commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (iv) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means Common Stock, par value $0.01 per share.

“Compensation Committee” means the Compensation Committee of the Board of Directors.

                “Competing Business” means a business or enterprise (other than the Company and its direct or indirect Subsidiaries) that is engaged in any or all of the manufacture, importing, development, distribution, marketing or sale of:

                                                                (a)           motive power batteries and chargers (including, without limitation, batteries and chargers for industrial forklift trucks and other materials handling equipment;

                                                                (b)           stationary batteries and chargers (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems); or

                                                                (c)           any other product the Company now makes or is currently (or at a relevant time in the future) researching or developing, such as lithium batteries.  “Competing Business” also includes the design, engineering, installation or service of stationary and DC power systems, and any consulting and/or turnkey services relating thereto.

“Date of Grant” means the date of grant (or sale with respect to Restricted Shares) of an Award as set forth in the applicable Agreement.

“Eligible Persons” means officers and key employees of the Company and its Subsidiaries.

“Fair Market Value” means, with respect to a share of Common Stock on any relevant day, (a) if such Common Stock is traded on a national securities exchange, the closing price on such day, or if the Common Stock did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such Common Stock is quoted on an automated quotation system, the closing price on such day, or if the Common Stock did not trade on such day, the mean between the closing bid and asked prices on such day, or (c) in all other cases, the “fair market value” as determined by the Compensation Committee in good faith and using such financial sources as it deems relevant and reliable.

“Good Reason” means, with respect to any Participant, (a) “good reason” as defined in an employment agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement that defines “good reason”, a failure by the Company to pay material compensation due and payable to the Participant in connection with his employment.

“Legended Certificate” means a certificate evidencing a number of shares of Common Stock issued in connection with an Award and imprinted with a legend to indicate that (a) such shares are subject to the restrictions on transfer set forth in the Plan and the applicable Agreement and, to the extent applicable, the Securityholder Agreement, and (b) if the offer and sale of such shares have not been registered under the 1933 Act, such shares may be sold only pursuant to a registration statement under the 1933 Act or an exemption from registration under the 1933 Act that the Company has determined is available for such sale.

                “Management Securityholder” means any of John D. Craig, Michael T. Philion, Richard W. Zuidema, Charles K. McManus, John A. Shea, Raymond Kubis and Cheryl Diuguid, and such other Persons as are designated as “Management Securityholders” by the Compensation Committee in consultation with the Chief Executive Officer of the Company from time to time, whether or not any such Securityholder is then employed by the Company (and excluding any such person as is designated from time to time by such Compensation Committee in consultation with such Chief Executive Officer).

“MSCP” means Morgan Stanley Dean Witter Capital Partners IV, L.P., a Delaware limited partnership, and its Affiliated partnerships.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Option” means a nonqualified option to purchase shares of Common Stock, subject to the terms and conditions of the Plan.

“Option Price” means, with respect to any Option, the exercise price per share of Common Stock to which it relates.

“Option Shares” means the shares of Common Stock acquired by a Participant upon exercise of an Option.

“outstanding”, with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

“Participant” means any Eligible Person who has been granted an Award.

“Performance Options” means Options having an initial Option Price greater than the Fair Market Value of a share of Common Stock as of the Date of Grant.

“Permanent Disability”, with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall be defined in the same manner as such term or a similar term is defined in an employment agreement applicable to the Participant or, in the case of a Participant who does not have an employment agreement that defines such term or a similar term, means that the Participant is unable to perform substantially all his duties as an employee of the Company or any of its Subsidiaries by reason of illness or incapacity for a period of more than six months, or six months in the aggregate during any 12-month period, established by medical evidence reasonably satisfactory to the Company.

“Permitted Transferee” means, (A) with respect to outstanding shares of Common Stock held by any Participant, (i) any Person that is treated as a “Permitted Transferee” under the Securityholder Agreement or (ii) any Person with respect to which the Board of Directors shall have adopted a resolution stating that the Board of Directors has no objection if a transfer of shares is made to such Person, and (B) with respect to Options or outstanding shares of Common Stock held by any Participant, (i) any Person to whom such shares or Options are transferred by will or the laws of descent and distribution or (ii) the Company.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

“Predecessor Plan” means the Yuasa, Inc. Omnibus Stock Plan.

“Public Offering” means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the 1933 Act.

“Restricted Shares” means shares of Common Stock awarded to or sold to a Participant subject to the terms and conditions of the Plan, consisting of shares issued to a Participant in connection with the merger and related transactions by which MSCP initially acquired a majority of the capital stock of the Company.

“Retirement”, with respect to any Participant who is an employee of the Company or any of its Subsidiaries, means resignation or termination of employment on or after the Participant’s 65th birthday (other than termination for Cause); provided, however, that the Compensation Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered “Retirement” for purposes of the Plan.

“Roll-Over Options” means Options awarded as of the 2000 Closing Date in exchange for vested stock options held by a Participant under the Predecessor Plan immediately prior to the 2000 Closing.

“Sale of Assets” means a sale by the Company of all or substantially all its assets to a third party that is not an Affiliate of the Company for cash.

“Sale of Common Stock” means the sale by way of merger or otherwise by the Company’s stockholders of more than two-thirds of the outstanding Common Stock of the Company to a third party not Affiliated with the Company (i) for cash, or (ii) for common stock that is listed for trading on a national securities exchange or quoted on an automated quotation system, provided that the Company’s stockholders hold, in the aggregate, less than 40% of the pro forma outstanding common stock of the acquiror immediately upon consummation of the transaction, or (iii) for a combination of cash and common stock that is listed for trading on a national securities exchange or quoted on an automated quotation system, provided that the Company’s stockholders hold, in the aggregate, less than 40% of the pro forma outstanding common stock of the acquiror immediately upon consummation of the transaction.

“Securityholder Agreement” means the Stockholder Agreement dated as of November 9, 2000, among the Company and each of the other parties signatory thereto, as amended from time to time.

“Service Options” means Options having an initial Option Price equal to the Fair Market Value of a share of Common Stock on the Date of Grant and whose vesting is conditioned only upon continued employment with the Company and its Subsidiaries.

“Stock” means Common Stock.

“Subsidiary” means any corporation in which 50% or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.

“2000 Closing” means the consummation of the transactions by which MSCP acquired a majority of the capital stock of the Company.

“2000 Closing Date” November 9, 2000.

“2002 Closing Date” means March 22, 2002.

“2004 Closing” means the closing of the Company’s initial Public Offering.

“2004 Closing Date” means the time of the 2004 Closing.

“2004 Effective Date” means the time immediately prior to the time at which the Form S-1 registration statement for the Company’s initial Public Offering is declared effective by the Commission.

“2004 Effective Date Award Summary” means the summary of outstanding Awards dated the 2004 Effective Date approved by the Compensation Committee.

“Vested Options” means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.

“Vested Restricted Shares” means, as of any date of determination, Restricted Shares that by their terms have vested as of such date.

A “Wrongful Solicitation” shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of his employment with the Company), for the purpose of conducting or engaging in a Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent 12-month period, a customer of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent 12-month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any employment agreement, with it.

3.               Administration of the Plan.

(a)           Members of the Compensation Committee.  The Plan shall be administered, and Awards shall be granted hereunder, by the Compensation Committee; provided, however, that for all purposes of the Plan all actions of the Compensation Committee shall require the prior approval of the Board of Directors.

(b)           Authority of the Compensation Committee.  Subject to Section 3(a), the Compensation Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan; all questions of interpretation, administration and application of the Plan shall be determined in good faith by a majority of the members of the Compensation Committee then in office, except that the Compensation Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Compensation Committee; and the determination of such majority shall be final and binding in all matters relating to the Plan.

4.               Number of Shares Issuable in Connection with Awards.

(a)           Shares Available for Awards.  As of the 2004 Effective Date, the maximum aggregate number of shares of Common Stock that were issued or available to be issued in connection with Awards granted under the Plan is:

(i)                             284,998 shares available for Restricted Shares;

(ii)                          4,106,969 shares available for Service Options;

(iii)                       2,939,888 shares available for Performance Options, which were divided into three tranches as follows: (A) 1,985,345 Performance Options shall constitute Tranche 1, (B) 786,650 Performance Options shall constitute Tranche 2, and (C) 167,893 Performance Options shall constitute Tranche 3;

(iv)                      357,377 shares of Common Stock available for Roll-Over Options.

(b)           No Additional Awards.  No additional Awards shall be granted under the Plan after the 2004 Closing.

(c)           Adjustments.  The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 11.

5.               Eligible Persons.

Awards may be granted or offered only to Eligible Persons.  The Compensation Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

6.               Agreement.

The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Compensation Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.  Each Agreement shall: (a) state the date as of which the Award was granted or sold, and (i) in the case of Options, set forth the number and type of Options (Roll-Over, Service or Performance) being granted to the Participant and the applicable Option Price or Option Prices and expiration date(s), and (ii) in the case of Restricted Shares, set forth the number of Restricted Shares being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Restricted Shares; (b) set forth the vesting schedule; (c) be signed by the recipient of the Award and a person designated by the Compensation Committee; and (d) be delivered to the recipient of the Award.

7.               Certain Covenants and Restrictions.

(a)           Securityholder Agreement.  Each Participant who is a Management Securityholder and who is granted or purchases any Restricted Shares or is granted any Options shall, as a condition to the grant or purchase of such Restricted Shares or the grant of any Options, execute an agreement pursuant to which he shall become a party to the Securityholder Agreement and shall be bound by the terms and conditions thereof.

(b)           Restrictions on Transfer.  No Restricted Share or Option Share may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a Permitted Transferee, except as provided, to the extent applicable, in the Securityholder Agreement; provided, however, that such restriction on transfer shall terminate with respect to Participants other than Management Securityholders on the one hundred eightieth day after the 2004 Closing.  No Option may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a Permitted Transferee.  Each Permitted Transferee (other than the Company) by will or the laws of descent and distribution or otherwise, of any Restricted Shares, Options or Option Shares shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor.

(c)           No Participant will, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, create any encumbrance on or otherwise dispose of any Restricted Shares or Option Shares (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Restricted Shares or Option Shares), in any manner that would conflict with or violate the 1933 Act.

8.               Options.

(a)           Terms of Options Generally.  Three types of Options may be awarded under the Plan: Roll-Over Options, Service Options and Performance Options.  Roll-Over Options will be awarded exclusively as of the 2000 Closing Date to Participants who hold vested stock options (“Predecessor Options”) under the Predecessor Plan immediately prior to the 2000 Closing.  Service Options and Performance Options may be granted to any Eligible Person.

Each Roll-Over Option shall entitle the Participant to whom such Roll-Over Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock.  Each Service Option and each Performance Option shall entitle the Participant to whom such Service Option or Performance Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock.

Payment of the Option Price shall be made in cash, or, in the sole discretion of the Compensation Committee, in shares of Common Stock already owned by the Participant, in other property acceptable to the Compensation Committee, or in any combination of cash, shares of Common Stock or such other property; provided, however, that any Participant may, at any time, exercise any Vested Option (or portion thereof) owned by him pursuant to a Cashless Exercise without any prior approval or consent of the Compensation Committee.

Options granted under the Plan shall comply with the following terms and conditions:

(i)            Option Price.  Each Agreement relating to an Option shall specify the relevant Option Price.  The Option Prices of all Options outstanding at the 2004 Effective Date are as set forth in the 2004 Effective Date Award Summary.

(ii)           Vesting.

A.            Vesting Schedule.  Roll-Over Options shall be vested upon grant.  Unless the Compensation Committee in its sole discretion determines otherwise and so sets forth in the applicable Agreement, and except as vesting may be accelerated pursuant to the terms of the Plan or the applicable Agreement, Service Options and Performance Options shall vest and become exercisable in 25% installments on each of the first four anniversaries of the Date of Grant.

B.            Acceleration of Vesting.  In the event that the 2004 Closing occurs and at such time there remain Service Options and/or Performance Options held by a Participant that have not yet fully vested, then an additional 30% of such Service Options and Performance Options held by such Participant shall vest as of the 2004 Closing.  In the event of a Sale of Common Stock or Sale of Assets, all of a Participant’s unvested Options shall vest and become exercisable immediately prior to the consummation of such transaction.

(iii)          Duration of Options.  Subject to earlier termination as provided herein or in the applicable Agreement, all Options shall terminate upon the consummation of a Sale of Common Stock or Sale of Assets and otherwise:

A.            Roll-Over Options shall expire, to the extent not previously exercised, on October 30, 2008;

B.            Service Options and Performance Options granted on November 9, 2000, shall expire, to the extent not previously exercised, on October 30, 2010, except that Performance Options Tranche 1 shall expire, to the extent not previously exercised, on October 30, 2007; and

C.            Service and Performance Options granted on and after March 22, 2002, shall expire, to the extent not previously exercised, on March 22, 2012, except that Performance Options Tranche 1 shall expire, to the extent not previously exercised, on March 22, 2009.

(iv)          Termination of Employment.  Upon termination of a Participant’s employment with the Company and its Subsidiaries, the following terms and conditions shall apply:

A.            Regardless of the circumstances of the termination of the Participant’s employment, the Participant (or, in the case of the Participant’s death, his Beneficiary) may exercise any Roll-Over Options, subject to Section 8(b), at any time until the 365th day following the date of such termination of employment (or, if a Vested Option may not be exercised on the date of such termination of employment because the conditions to exercise set forth in Section

8(b) are not satisfied, the 365th day following the date on which the Company notifies the Participant that such conditions have been satisfied and that the Option may be exercised), but in no event after the expiration of the Option under the provisions of clause (iii) above;

B.            If the Participant’s employment is terminated by the Company other than for Cause, or as a result of the Participant’s resignation for Good Reason, or as a result of death, Permanent Disability or Retirement, the Participant (or, in the case of the Participant’s death, his Beneficiary) may exercise any Service Options and any Performance Options, to the extent vested as of the date of such termination and subject to Section 8(b), at any time until the 60th day following the date of such termination of employment (or, if a Vested Option may not be exercised on the date of such termination of employment because the conditions to exercise set forth in Section 8(b) are not satisfied, the 60th day following the date on which the Company notifies the Participant that such conditions have been satisfied and that the Option may be exercised), but in no event after the expiration of the Option under the provisions of clause (iii) above;

C.            If the Participant’s employment is terminated by the Company for Cause, or as a result of the Participant’s resignation other than for Good Reason, all of the Participant’s Service Options and Performance Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.

Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

(v)           Certain Restrictions.  Options granted hereunder shall be exercisable during the Participant’s lifetime only by the Participant or a Permitted Transferee.

(vi)          Nonqualified Options.  All Options shall be “nonqualified” stock options for purposes of the Code .

(vii)         Stockholder Rights; Option and Share Adjustments.  A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant.  Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option’s exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Stock or otherwise, or (B) dividends, distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

(viii)        Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares.

(ix)           Future Awards.  Notwithstanding the other provisions of this Section, any Options awarded other than in connection with the 2000 Closing shall be subject to the following terms:

A.            such Options shall have the vesting schedule, duration and other terms and conditions determined by the Compensation Committee at the time of grant, provided, however, that the duration of any such Option shall not exceed the applicable date as set forth under “Duration of Options” above and provided, further, that such Options shall be subject to the other terms and conditions of the Plan.

(x)            Additional Terms and Conditions.  Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

(b)           Limitation on Exercise.  An Option shall not be exercisable unless the offer and sale of the shares of Common Stock subject to the Option have been registered under the 1933 Act and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(c)           Issuance of Certificate.  As soon as practicable following the exercise of any Options, a Legended Certificate evidencing the number of Option Shares issued in connection with such exercise shall be issued in the name of the Participant.

(d)           Unvested Options.  Upon termination of a Participant’s employment with the Company and its Subsidiaries, all Options granted to such Participant that have not theretofore vested (and which do not vest by reason of such termination of employment) shall terminate and be canceled without any payment therefor.

9.               Restricted Shares.

(a)           Terms of Restricted Shares Generally.

(i)            Restricted Shares awarded by the Compensation Committee as of the 2000 Closing Date shall not require payment of any consideration by Participants.

(ii)           Restricted Shares awarded other than in connection with the 2000 Closing may be granted for no consideration or offered for sale to any Eligible Person at a purchase price determined by the Compensation Committee in its sole discretion at the time of offering.  The purchase price for any such Restricted Shares shall be payable in cash, or, in the sole discretion of the Compensation Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the

Participant, in other property acceptable to the Compensation Committee or in any combination of cash, shares of Common Stock or such other property.

(b)           Restricted Shares shall comply with the following terms and conditions:

(i)            Vesting.  Restricted Shares issued in connection with the 2000 Closing shall be vested upon grant.

(ii)           Stockholder Rights.  A Participant shall have all rights of a stockholder as to the Restricted Shares, including the right to receive dividends and the right to vote in accordance with the Company’s Certificate of Incorporation, subject to the restrictions set forth in the Plan, the applicable Agreement and, to the extent applicable, the Securityholder Agreement.

(iii)          Dividends and Distributions.  Any shares of Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Restricted Shares or as a stock dividend on Restricted Shares shall be subject to the same restrictions as such Restricted Shares and all references to Restricted Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

(iv)          Additional Terms and Conditions.  Each Restricted Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Compensation Committee and set forth in the applicable Agreement.

(c)           Issuance of Certificate.  At the time of grant or sale of Restricted Shares to a Participant, a Legended Certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Participant as Restricted Shares shall be issued in the name of the Participant.

(d)           Unvested Restricted Shares.  Upon termination of a Participant’s employment with the Company and its Subsidiaries, all Restricted Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment) shall terminate and be canceled without any payment therefor.

10.                                 Certain Forfeitures.

                In the event a Participant or former Participant engages in a Competing Business or in Wrongful Solicitation while in the employ of the Company or a Subsidiary, or during the period of 13 months immediately following termination of such employment, the following rules shall apply:

(a)           except in the case of Roll-Over Options or Option Shares derived from the exercise thereof, all Restricted Shares, Option Shares and Options (whether such Options are otherwise vested or not) then held by such Person shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Participant the lesser of (1) the amount (if any) he paid for forfeited Restricted Shares and (2) the Fair Market Value of such Restricted Shares as of the date of termination;

(b)           in the event Vested Restricted Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of his termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and

(c)           in the event Option Shares (other than shares derived from the exercise of Roll-Over Options) were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of his termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Option Shares, as determined on the date of disposition, less the Option Price paid therefor.

11.                                 Effect of Certain Corporate Changes and Changes in Control.

(a)           Dilution and Other Adjustments.  In the event of a stock dividend or split, the Compensation Committee shall make any, all or any combination of the following adjustments as are necessary or advisable (the form of which shall be determined by the Compensation Committee in its sole discretion) so that each Participant shall be economically indifferent to such event: (i) adjust the number of Awards granted to each Participant and the number of Awards that may be granted generally pursuant to the Plan, (ii) adjust the Option Price of any Options, and (iii) make any other adjustments, or take such action, as the Compensation Committee, in its discretion, deems appropriate.  Such adjustments shall be conclusive and binding for all purposes.  In the event of a change in the Common Stock that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares of Common Stock, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

(b)           Effect of Reorganization.  In the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) or (iii) being hereinafter referred to as a “Reorganization Event”) or (iv) the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Compensation Committee shall make upon consummation of such Reorganization Event any or all of the adjustments described in Section 11(a) as are necessary or advisable in the sole discretion of the Compensation Committee.

12.                                 Miscellaneous.

(a)           No Rights to Grants or Continued Employment or Engagement.  No Participant shall have any claim or right to receive grants of Awards under the Plan.  Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as an independent contractor of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment or engagement of such Participant at any time.

(b)           Right of Company to Assign Rights and Delegate Duties.  The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates.  The terms and conditions of any Award under the Plan shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees and permitted successors and assigns of the relevant Participant and the Company.

(c)           Tax Withholding.  The Company and its Subsidiaries shall have the right to require any individual entitled to receive shares of Common Stock pursuant to an Award to remit to the Company, prior to the delivery of any certificates evidencing such shares, any amount sufficient to satisfy any federal, state, local or other tax withholding requirements.  Prior to the Company’s determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold or sell shares of Common Stock that would otherwise be received by such individual.  Such election may be denied by the Compensation Committee in its sole discretion, or may be made subject to certain conditions specified by the Compensation Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the 1934 Act.  The Company and its Subsidiaries shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.

(d)           No Restriction on Right of Company to Effect Corporate Changes.  The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e)           1934 Act.  Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the 1934 Act, the Compensation Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

13.                                 Amendment.

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards; provided, however, that the Participant Committee (as defined below) shall have the authority to approve (without any further consent) any such alteration, amendment, suspension, termination or waiver of any of the rights of the Participants under the Plan or any Agreement or any outstanding Awards so long as such alteration, amendment, suspension, termination or waiver is uniformly applicable to all Participants.  As used herein, the “Participant Committee” means John Craig and any additional and successor members of such committee (who shall be Participants and senior executives of the Company) appointed by him or (if Craig is no longer the Chief Executive Officer of the Company) the Board of Directors.  Mr. Craig and any such additional or successor members shall not have any liability to any other Participant for any of his acts or omissions as a member of the Participant Committee, unless such act or omission resulted from the fraud, willful misconduct or gross negligence of such Person.

14.                                 Termination of the Plan.

The Plan shall continue until terminated by the Board of Directors pursuant to Section 13 or as otherwise set forth in this Plan, and no further Awards shall be made hereunder after the date of such termination.

15.                                 Headings; Number; Gender.

The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa.  Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.

16.                                 Limited Waiver.

The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such Participant or of any of its rights with respect to any other Participant.

17.                                 Governing Law.

The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to rules relating to conflicts of law.

18.                                 Effective Date.

The EnerSys Amended and Restated 2000 Management Equity Plan shall become effective as of the 2004 Effective Date.  In the event the 2004 Closing shall not occur, this amended and restated Plan shall no longer be in effect and the Company’s Management Equity Plan as in effect prior to the 2004 Effective Date shall remain in full force and effect thereafter.